EXHIBIT 10.56

9% CONVERTIBLE PROMISSORY NOTE NO. 2008-6
DATED JUNE 24, 2008

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

WORLDWIDE STRATEGIES INCORPORATED
A Nevada Corporation

 June 24, 2008
NO. 2008-06

WORLDWIDE STRATEGIES INCORPORATED, a Nevada corporation (the “Corporation”), is indebted and, for value received, promises to pay to the order of Dirk Van Keulen on June 24, 2009 (the “Due Date”), (unless this Note shall have been sooner prepaid as herein provided), upon presentation of this Note, Twenty Thousand Dollars ($20,000.00) (the “Principal Amount”) and to pay interest on the Principal Amount at the rate of nine percent (9%) per annum as provided herein until this Note is paid in full.

The Corporation covenants, promises and agrees as follows:

1.           Interest.  Interest that shall accrue on the Principal Amount shall be payable quarterly beginning September 24, 2008 by issuing shares of common stock of Worldwide Strategies Incorporated, a Nevada corporation (the “Shares”) to the Holder.  The number of Shares for payment of interest shall be calculated at the end of each month as follows:

Dollar amount of interest accrued for that month divided by volume-weighted average of the daily closing prices of Shares for that month = number of shares to be issued

All payments of principal and interest or principal or interest shall be made at Holder’s address as it appears on the records of the Corporation, or at such other place as may be designated by the Holder hereof.

2.           Prepayment.  The Corporation may prepay this Note without notice by paying to the Holder the entire outstanding Principal Amount and all accrued but unpaid interest on this Note.

3.           Conversion.

3.1.                      The Holder of this Note shall have the right, at such Holder’s option, upon a Default Event, or at the conclusion of the term of the note, to convert the Principal Amount of this Note and accrued but unpaid interest into such number of fully paid and nonassessable Shares, as shall be provided herein.

3.2.                      The Holder of this Note may exercise the conversion right provided in this Section 3 by giving written notice (the “Conversion Notice”) to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the Shares are to be issued and the address to which such certificates shall be delivered.  The Conversion Notice shall be accompanied by this Note.  The number of Shares that shall be issuable upon conversion of the Note shall equal the dollar amount to be converted divided by five cents ($0.05).

3.3.                      Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the “Conversion Date”).  Within 10 business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the Holder of this Note in the Conversion Notice, a stock certificate or stock certificates representing the number of Shares to which such Holder is entitled.

3.4.                      Taxes.  The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of the Shares upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record Holder of this Note.

3.5.                      Reservation of Shares. The Corporation shall cause Worldwide Strategies Incorporated to reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note while this Note is outstanding.

4.           Default.

4.1.                      The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Note shall, at the election of the Holder, be and become immediately due and payable upon the occurrence of any of the following events (a “Default Event”):

(a)           The non-payment by the Corporation when due of principal and interest as provided in this Note or with respect to any other Note issued by the Corporation.

(b)           If the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $3,000,000 in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

4.2.                      Each right, power or remedy of the Holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

5.           Failure to Act and Waiver.  No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times.  The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

6.           Consent to Jurisdiction.  The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note may be brought in any appropriate court in the State of Colorado, including the United States District Court for the District of Colorado, or in any other court having jurisdiction over the subject matter, all at the sole election of the Holder hereof, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

7.           Transfer.  This Note shall be transferred on the books of the Corporation only by the registered Holder hereof or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment substantially in the form attached hereto as Exhibit A.  The Corporation shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Colorado.

8.            Notices.  All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to 3801 East Florida Avenue, Suite 400, Denver, Colorado 80210 and, if to the holder of this Note, to the address of such holder as it appears in the books of the Corporation.  Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

9.           Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, or, where applicable, the laws of the United States.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed under its corporate seal.

ATTEST:	WORLDWIDE STRATEGIES INCORPORATED

By: /s/ James Samuels	By: /s/ W/ Earl Somerville
James Samuels, CEO	W. Earl Somerville
Chief Financial Officer

Exhibit A

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby assigns to ___________________________________, the Convertible Note of WORLDWIDE STRATEGIES INCORPORATED, No. 2008-06 and hereby irrevocably appoints ______________________________, Attorney, to transfer said Note on the books of the within named corporation, with full power of substitution in the premises.

WITNESS my hand and seal this ____ day of __________________, 2008.

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